Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and Related Prospectuses:
(1)	Registration Statement (Form S-8 No. 333-21679) of Sovran Self Storage, Inc.

(2)	Registration Statement (Form S-8 No. 333-42272) pertaining to the 1995 Award and Option Plan and to the 1995 Outside Directors’ Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-42270) pertaining to the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.,

(4)	Registration Statement (Form S-8 No. 333-73806) pertaining to the 1995 Award and Option Plan,

(5)	Registration Statement (Form S-8 No. 333-107464) pertaining to the 1995 Outside Directors’ Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-138937) pertaining to the 2005 Award and Option Plan and,

(7)	Registration Statement (Form S-3 No. 333-138970) of Sovran Self Storage, Inc.;
of our report dated February 25, 2009 (except for the retroactive adjustments and revised disclosures summarized in Note 2 and discussed in Notes 3 and 15, as to which the date is September 25, 2009), with respect to the consolidated financial statements and schedule of Sovran Self Storage, Inc. included in this Current Report (Form 8-K).
/s/ Ernst & Young LLP
Buffalo, New York
September 25, 2009

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